UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

OCEAN POWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 730-0400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE REGARDING THIS FORM 8-K/A

Ocean Power Technologies, Inc. (the “Company”) is filing this Current Report on Form 8-K/A (the “Form 8-K/A”) to supplement the information in the Company’s Current Report on Form 8-K which was originally filed on June 1, 2016 (the “Original Form 8-K”). This Form 8-K/A amends Item 1.01 of the Original Form 8-K to include the supplemental information set forth below, and amends and restates Exhibit 10.1 included in the Original Form 8-K. Except as expressly noted in this Form 8-K/A, the information in this Form 8-K/A does not modify or change the Original Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

As disclosed in the Original Form 8-K, on May 31, 2016, Ocean Power Technologies, Inc. (the “Company”) entered into an agreement (the “MES Agreement”) with Mitsui Engineering & Shipbuilding Co., Ltd. (“MES”) to, among other things, lease and deploy the Company’s PB3 PowerBuoy off Kozushima Island, Japan. The lease is for a six-month period anticipated to commence in March 2017. Pursuant to the MES Agreement, MES has also placed an order with the Company to provide certain engineering and other services. The total value of the lease and other services to be provided by the Company under the MES Agreement is $975,587.

The term of the MES Agreement will at a minimum include the duration of the project, as well as the lease of any materials, machinery, equipment, article, item, drawings, service or work, including but not limited to the lease of the PowerBuoy, provided for in the MES Agreement. The term of the MES Agreement commenced in March 2016 and is expected to extend at least through the term of the PB3 PowerBuoy lease, currently expected to be through August 2017. The total liability of the Company under the MES Agreement shall not exceed the total contract value. The MES Agreement is terminable by either party in the event of the bankruptcy or similar proceedings of the other party, and can be terminated by either party upon notice and failure by the other party to correct any default under the MES Agreement within a reasonable period. In addition, MES has the right to cancel all or any separable part of the MES Agreement for convenience upon 30 days written notice to the Company, but may not cancel the MES Agreement after the Goods (as defined in the MES Agreement) have left the Company’s facility for shipment to MES. The MES Agreement includes a number of other standard contract terms and conditions, including without limitation, provisions relating to inspection and testing, packing and delivery, warranties, indemnities and limit of liabilities, and risk of loss and insurance. The MES Agreement is governed by the laws of Japan.

The foregoing description of the MES Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Form 8-K/A and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1

Agreement by and between Ocean Power Technologies, Inc. (the “Company”) and Mitsui Engineering and Shipbuilding Co., Ltd. Dated May 31, 2016, consisting of Purchase Order dated May 27, 2016 and executed by the Company on May 31, 2016; General Terms and Conditions for Purchasing, MES 2011, dated May 23, 2016; letter of intent between MES and the Company dated March 7, 2016; and Milestones Payment Schedule dated March 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2016	OCEAN POWER TECHNOLOGIES, INC.

	By:	/s/ Mark Featherstone
Mark Featherstone
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Agreement by and between Ocean Power Technologies, Inc. (the “Company”) and Mitsui Engineering and Shipbuilding Co., Ltd. Dated May 31, 2016, consisting of Purchase Order dated May 27, 2016 and executed by the Company on May 31, 2016; General Terms and Conditions for Purchasing, MES 2011, dated May 23, 2016; letter of intent between MES and the Company dated March 7, 2016; and Milestones Payment Schedule dated March 17, 2016